Exhibit  23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements on Form S-8 No. 333-223894, No. 333-218465, No. 333-211439, No. 333-203398, and No. 333-199296
(2)	Registration Statement on Form S-3 No. 333-219890

of our report dated March 6, 2019, with respect to the consolidated financial statements of Adverum Biotechnologies Inc. included in this Annual Report (Form 10-K) of Adverum Biotechnologies Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

San Jose, California

March 6, 2019